     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL   , 2000


                                                      REGISTRATION NO. 333-34184

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             AEROFLEX INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           11-1974412
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)
               35 SOUTH SERVICE ROAD                             MICHAEL GORIN, PRESIDENT
             PLAINVIEW, NEW YORK 11803                             AEROFLEX INCORPORATED
                  (516) 694-6700                                   35 SOUTH SERVICE ROAD
    (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE                   PLAINVIEW, NEW YORK 11803
   NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S                       (516) 694-6700
           PRINCIPAL EXECUTIVE OFFICES)                     (NAME ADDRESS AND TELEPHONE NUMBER,
                                                        INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

             NANCY D. LIEBERMAN, ESQ.                             RICHARD H. GILDEN, ESQ.
      BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.                   FULBRIGHT & JAWORSKI L.L.P.
              100 JERICHO QUADRANGLE                                 666 FIFTH AVENUE
              JERICHO, NEW YORK 11753                            NEW YORK, NEW YORK 10103
                  (516) 822-4820                                      (212) 318-3000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ].

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [ ].

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ].
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF            AMOUNT TO             OFFERING PRICE            AGGREGATE               AMOUNT OF
 SECURITIES TO BE REGISTERED        BE REGISTERED          PER SECURITY(1)          OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par
  value.......................        3,737,500                46.56(2)              $174,018,000             $45,940(3)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Pursuant to Rule 457(c) under the Securities Act of 1933, the proposed maximum offering price of each share of the Registrant's Common Stock is estimated to be the average of the high and low sale prices of a share as of a date five business days before the filing of this Registration Statement. Accordingly, the Registrant has used $46.56 as such price per share, which is the average of the high bid of $49.00 and the low ask of $44.125 reported by the Nasdaq National Market on April 3, 2000.


(3) Previously paid.


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   SEC Registration Fee........................................  $ 45,940
   Nasdaq Filing Fee...........................................    17,500
   NASD Filing Fee.............................................    17,902
   Blue Sky Fees and Expenses*.................................     5,000
   Transfer Agent Fees*........................................     3,500
   Accounting Fees and Expenses................................    85,000
   Legal Fees and Expenses*....................................   150,000
   Printing and Engraving......................................    85,000
   Miscellaneous*..............................................    15,158
                                                                 --------
             Total.............................................  $425,000
                                                                 ========

---------------
* Estimated

The Company will pay all of these expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under provisions of the By-Laws of the Company, each person who is or was a director or officer of the Company may be indemnified by the Company to the full extent permitted or authorized by the General Corporation Law of Delaware.

Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against him by reason of the fact that he is a director or officer of the Company, he shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or if a criminal suit is settled, such a person may be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgements, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person may be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit for negligence or misconduct in the performance of his duty to the Company, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

The Company and its officers and directors are covered by officers and directors liability insurance. The policy coverage is $50,000,000, which includes reimbursement for costs and fees. There is a maximum deductible under the policy of $250,000 for each claim. The Company has entered into Indemnification Agreements with certain of its officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee.

ITEM 16.  EXHIBITS


    1.1    Form of Underwriting Agreement.
    4.1    Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on
           Form S-3, File No. 333-46689)
    5      Opinion of Blau, Kramer, Wactlar & Lieberman, P.C.*
   23.1    Consent of KPMG LLP*
   23.2    Consent of Blau, Kramer, Wactlar & Lieberman, P.C.*
   24      Powers of Attorney*


---------------


* Previously filed.


ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)  The undersigned Registrant hereby undertakes:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plainview, New York on the 12th day of April, 2000.


                                          Aeroflex Incorporated

                                          By: /s/ HARVEY R. BLAU
                                            ------------------------------------
                                              Harvey R. Blau
                                              Chairman of the Board

                               POWER OF ATTORNEY


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below on April 12, 2000 by the following persons in the capacities indicated.



                      SIGNATURE                                             TITLE
                      ---------                                             -----
/s/ HARVEY R. BLAU                                       Chairman of the Board (Chief Executive
-----------------------------------------------------    Officer)
Harvey R. Blau

/s/ MICHAEL GORIN*                                       President and Director (Chief Financial
-----------------------------------------------------    Officer and Principal Accounting Officer)
Michael Gorin

/s/ LEONARD BOROW*                                       Executive Vice President, Secretary and
-----------------------------------------------------    Director (Chief Operating Officer)
Leonard Borow

/s/ PAUL ABECASSIS*                                      Director
-----------------------------------------------------
Paul Abecassis

/s/ MILTON BRENNER*                                      Director
-----------------------------------------------------
Milton Brenner

/s/ ERNEST E. COURCHENE, JR.*                            Director
-----------------------------------------------------
Ernest E. Courchene, Jr.

/s/ DONALD S. JONES*                                     Director
-----------------------------------------------------
Donald S. Jones

                      SIGNATURE                                             TITLE
                      ---------                                             -----
/s/ EUGENE NOVIKOFF*                                     Director
-----------------------------------------------------
Eugene Novikoff

/s/ JOHN S. PATTON*                                      Director
-----------------------------------------------------
John S. Patton

*By: /s/ HARVEY R. BLAU
-----------------------------------------------------
     Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBITS
  ----      DESCRIPTION
            ------------------------------------------------------------
 1.1        Form of Underwriting Agreement.
 4.1        Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on
            Form S-3, File No. 333-46689)
 5          Opinion of Blau, Kramer, Wactlar & Lieberman, P.C.*
23.1        Consent of KPMG LLP*
23.2        Consent of Blau, Kramer, Wactlar & Lieberman, P.C.*
24          Powers of Attorney*


---------------


* Previously filed.